EXHIBIT 99.1

PRESS RELEASE

CIRCOR Reports First-Quarter Results

•	Quarterly Revenues and EPS In-Line with Company Expectations

•	80 BPS Growth in Adjusted Operating Income Margin on 0.5% Revenue Decline

•	Orders Down in Both Segments Reflecting Lower Energy and Industrial Activities

•	Asbestos Charges Up on Insurance Adjustment and Higher Indemnity Costs

Burlington, MA – April 29, 2009 – CIRCOR International, Inc. (NYSE: CIR), a provider of valves and other highly engineered products and subsystems that control the flow of fluids safely and efficiently in the aerospace, energy and industrial markets, today announced financial results for the first quarter ended March 29, 2009.

Comments on the First Quarter

“CIRCOR continued to execute well in a difficult market environment in the first quarter of 2009 as we reported revenue and EPS in line with our guidance,” said Chairman and CEO Bill Higgins. “Our adjusted operating income margin¸ which is operating margin before special and asbestos charges, grew 80 basis points year-over-year to 12.5% on lower revenue. This underscores the success of our continuous efforts to improve our operations through Lean manufacturing, global sourcing and aggressive cost controls.”

“As we expected, our Energy segment experienced a significant decrease in demand, commensurate with the decline in North American rig activity,” continued Higgins. “On a positive note, Energy bookings declined by only 5% sequentially and quoting activity in the Middle East has continued at a strong level. Our Instrumentation and Thermal Fluids Controls segment reported year-over-year and sequentially lower revenue as expected due to weakness in many of our flow technologies end markets. However, we did see a sequential and year-over-year improvement in our Aerospace group.”

Consolidated Results

Revenues for the first quarter of 2009 were $175.6 million, essentially flat with the $176.6 million generated in the first quarter of 2008. Net income for the first quarter of 2009 decreased 18.9% to $10.5 million, or $0.61 per diluted share, compared with $12.9 million, or $0.76 per diluted share, for the first quarter of 2008.

First-quarter 2009 net income includes $8.3 million of pre-tax asbestos charges related to the Company’s Leslie Controls subsidiary. This amount is higher than the $1.1 million asbestos charges reported in the first quarter of 2008 primarily due to increased indemnity costs of $3.3 million, an insurance adjustment of $2.1 million, lower insurance recoveries and higher defense costs.

First-quarter 2009 net income of $10.5 million includes a pre-tax gain of $1.1 million related to proceeds from the sale of land use rights, recorded as special charges. On an adjusted basis, net income, excluding the after-tax impact of the gain, for the first quarter of 2009 would have been $9.7 million, or $0.57 per diluted share. Adjusted net income for the first quarter of 2008, excluding special charges, was $13.0 million, or $0.77 per diluted share.

The Company received orders totaling $121.9 million during the first quarter 2009, a decrease of 49% compared with the first quarter of 2008 and a 15% sequential decrease compared with the fourth quarter of 2008. The decline in orders reflects ongoing weak market conditions as a result of the worldwide economic slowdown. Backlog as of March 29, 2009 was $298.1 million, down 34% from record backlog of $452.0 million at March 30, 2008 and down sequentially by 13% from December 31, 2008.

During the first quarter of 2009, the Company used $7.9 million of free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid) primarily due to a reduction in accounts payable and accrued expenses, partially offset by a reduction in accounts receivable and inventory.

Instrumentation and Thermal Fluid Controls Products

CIRCOR’s Instrumentation and Thermal Fluid Controls Products segment revenues decreased 2% to $86.3 million from $88.4 million in the first quarter of 2008. Organic growth of 2% and growth from acquisitions of 3% were more than offset by adverse foreign currency adjustments of 7%, primarily as a result of the U.S. dollar appreciating against the Euro during the quarter. Incoming orders for this segment were $76.1 million for the first quarter of 2009, a decrease of 32% from $111.2 million in the first quarter of 2008, which included several unusually large maritime orders as well as strong aerospace orders. Sequentially, this segment’s orders declined 20% and ending backlog remained flat at $170.9 million.

This segment’s adjusted operating margin, which excludes the impact of special and asbestos charges, for the first quarter of 2009 was 12.9% compared with 12.5% in the first quarter of 2008, and 11.2% in the fourth quarter of 2008. The year-over-year improvement was primarily due to price, favorable mix, productivity enhancements and a decrease in material costs.

Energy Products

CIRCOR’s Energy Products segment revenues increased by $1.2 million, or 1%, to $89.3 million for the quarter ended March 29, 2009 compared with $88.1 million in the quarter ended March 30, 2008. Organic revenue growth of 10% was substantially offset by adverse foreign currency adjustments of 9%.

Incoming orders for the first quarter of 2009 were $45.8 million, a decrease of 64% from $125.9 million in the first quarter of 2008 and 5% sequentially. The first quarter of 2008 reflected unusually high project orders. Ending backlog totaled $127.3 million, a 57% decrease compared with $292.6 million at the end of the first quarter of 2008, and a 26% decrease sequentially.

The Energy Products segment adjusted operating margin was 18.1% during the first quarter of 2009 compared with 16.2% for the first quarter of 2008 and 20.1% for the fourth quarter of 2008.

The year-over-year improvement was due to growth in large international projects and fabricated systems in North America. The sequential decrease was the result of unfavorable product mix and lower short-cycle volume.

Business and Financial Outlook

“Many of the end-markets that we serve declined sharply this year,” said Higgins. “While we have limited visibility into the rest of the year, we expect that our end-markets will continue to be affected by the global recession. We continue to believe that our strong balance sheet, excellent team and diverse business portfolio will enable us to weather this storm. Furthermore, our proven success at enhancing margins, reducing lead times, and improving on-time customer delivery should provide us with a significant competitive advantage for the long term.”

CIRCOR is providing its outlook for the second quarter of 2009. The Company currently expects revenues for the second quarter of 2009 in the range of $164 million to $171 million and earnings, excluding special charges, to be in the range of $0.34 to $0.42 per diluted share.

Conference Call Information

CIRCOR International will hold a conference call to review its financial results Thursday, April 30, 2009, at 9:00 a.m. ET. Those who wish to listen to the conference call should visit

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=109457&eventID=2161774. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

The presentation slides that will be discussed in the conference call are expected to be available today, Wednesday, April 29, 2009, at approximately 6:00 pm ET and may be downloaded from the quarterly earnings page of the investor section on the CIRCOR website at http://www.circor.com/quarterlyearnings.

Use of Non-GAAP Financial Measures

Adjusted net income, adjusted earnings per diluted share, adjusted operating margin, and free cash flow, are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR’s future performance, including second-quarter revenue and earnings guidance. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc. CIRCOR International, Inc. provides valves and other highly engineered products and subsystems that control the flow of fluids safely and efficiently in the aerospace, energy and industrial markets. With more than 9,000 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR’s strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems. The Company also plans to leverage its strong balance sheet to acquire complementary businesses.

Contact:

Frederic M. Burditt

Chief Financial Officer

CIRCOR International

(781) 270-1200

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended
	March 29, 2009	March 30, 2008
Net revenues	$175,647	$176,575
Cost of revenues	119,628	121,686

GROSS PROFIT	56,019	54,889
Selling, general and administrative expenses	34,099	34,145
Asbestos charges	8,263	1,075
Special charges	(1,135)	160

OPERATING INCOME	14,792	19,509

Other (income) expense:
Interest income	(146)	(202)
Interest expense	178	347
Other (income) expense, net	(183)	401

Total other expense	(151)	546

INCOME BEFORE INCOME TAXES	14,943	18,963
Provision for income taxes	4,483	6,068

NET INCOME	$10,460	$12,895

Earnings per common share:
Basic	$0.62	$0.77
Diluted	$0.61	$0.76

Weighted average common shares outstanding:
Basic	16,916	16,679
Diluted	17,014	16,872

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Three Months Ended
	March 29, 2009	March 30, 2008
OPERATING ACTIVITIES
Net income	$10,460	$12,895
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,839	2,874
Amortization	622	656
Compensation expense of stock-based plans	808	1,503
Tax effect of share based compensation	290	(1,171)
Gain on disposal of property, plant and equipment	(21)	(83)

Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	7,151	(6,858)
Inventories	8,998	(5,090)
Prepaid expenses and other assets	3,538	(3,477)
Accounts payable, accrued expenses and other liabilities	(39,380)	(3,138)

Net cash used in operating activities	(4,695)	(1,889)

INVESTING ACTIVITIES
Additions to property, plant and equipment	(2,576)	(2,851)
Proceeds from disposal of property, plant and equipment	31	94
Purchase of ST investments	(85,739)	—
Proceeds from sale of ST investments	82,569	5,451
Business acquisitions, net of cash acquired	(6,666)	—

Net cash (used in) provided by investing activities	(12,381)	2,694

FINANCING ACTIVITIES
Proceeds from debt borrowings	35,352	16,500
Payments of debt	(28,324)	(13,606)
Dividends paid	(657)	(626)
Proceeds from the exercise of stock options	—	2,115
Tax effect of share based compensation	(290)	1,171

Net cash provided by financing activities	6,081	5,554

Effect of exchange rate changes on cash and cash equivalents	(365)	1,669

(DECREASE) / INCREASE IN CASH AND CASH EQUIVALENTS	(11,360)	8,028
Cash and cash equivalents at beginning of year	47,473	34,662

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$36,113	$42,690

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	March 29, 2009	December 31, 2008
ASSETS
Current Assets:
Cash & cash equivalents	$36,113	$47,473
Short-term investments	36,991	34,872
Trade accounts receivable, less allowance for doubtful accounts of $1,875 and $1,968, respectively	131,449	134,731
Inventories	177,539	183,291
Prepaid expenses and other current assets	7,470	3,825
Deferred income taxes	13,109	12,396
Insurance receivable	7,655	6,081
Assets held for sale	726	1,015

Total Current Assets	411,052	423,684

Property, Plant and Equipment, net	85,865	82,843

Other Assets:
Goodwill	34,697	32,092
Intangibles, net	42,742	42,123
Non-current insurance receivable	1,432	4,684
Other assets	2,153	2,597

Total Assets	$577,941	$588,023

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$70,899	$94,421
Accrued expenses and other current liabilities	55,452	69,948
Accrued compensation and benefits	20,348	22,604
Asbestos liability	13,297	9,310
Income taxes payable	13,944	9,873
Notes payable and current portion of long-term debt	354	622

Total Current Liabilities	174,294	206,778

Long-Term Debt, net of current portion	23,231	12,528
Deferred Income Taxes	4,024	3,496
Long-Term Asbestos Liability	11,695	9,935
Other Non-Current Liabilities	22,837	21,664
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 16,962,965 and 16,898,497 issued and outstanding, respectively	170	169
Additional paid-in capital	247,465	247,196
Retained earnings	92,951	83,106
Accumulated other comprehensive income	1,274	3,151

Total Shareholders’ Equity	341,860	333,622

Total Liabilities and Shareholders’ Equity	$577,941	$588,023

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended
	March 29, 2009	March 30, 2008
ORDERS
Instrumentation & Thermal Fluid Controls	$76,055	$111,166

Energy Products	45,820	125,860

Total orders	$121,875	$237,026

	March 29, 2009	March 30, 2008
BACKLOG
Instrumentation & Thermal Fluid Controls	$170,860	$159,468

Energy Products	127,283	292,575

Total backlog	$298,143	$452,043

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2008					2009
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR
NET REVENUES

Instrumentation & Thermal Fluid Controls (TFC)	$88,450	$98,867	$96,298	$94,499	$378,114	$86,340
Energy Products	88,125	107,738	112,382	107,457	415,702	89,307

Total	176,575	206,605	208,680	201,956	793,816	175,647

ADJUSTED OPERATING MARGIN

Instrumentation & TFC (excl. special & asbestos charges)	12.5%	12.6%	12.3%	11.2%	12.1%	12.9%
Energy Products (excl. special charges)	16.2%	20.4%	23.2%	20.1%	20.2%	18.1%
Segment operating income (excl. special & asbestos charges)	14.4%	16.6%	18.1%	15.9%	16.3%	15.5%
Corporate expenses (excl. special & asbestos charges)	-2.6%	-2.4%	-2.4%	-3.0%	-2.6%	-3.1%
Adjusted Operating Income	11.7%	14.3%	15.7%	12.9%	13.7%	12.5%
Asbestos charges (attributable to Instrumentation & TFC)	-0.6%	-1.0%	-1.8%	-0.7%	-1.0%	-4.7%
Special charges	-0.1%	0.0%	0.0%	-70.0%	-17.8%	0.6%
Total operating margin	11.0%	13.3%	13.9%	-57.8%	-5.1%	8.4%

ADJUSTED OPERATING INCOME

Instrumentation & TFC (excl. special & asbestos charges)	11,069	12,451	11,803	10,558	45,881	11,116
Energy Products (excl. special charges)	14,303	21,938	26,023	21,556	83,820	16,169

Segment operating income (excl. special & asbestos charges)	25,372	34,389	37,826	32,114	129,701	27,285
Corporate expenses (excl. special & asbestos charges)	(4,628)	(4,890)	(5,001)	(6,042)	(20,561)	(5,365)

Adjusted Operating Income	20,744	29,499	32,825	26,072	109,140	21,920

Asbestos charges (attributable to Instrumentation & TFC)	(1,075)	(2,009)	(3,810)	(1,417)	(8,311)	(8,263)
Special charges	(160)	—	—	(141,297)	(141,457)	1,135

Total operating income	19,509	27,490	29,015	(116,642)	(40,628)	14,792

INTEREST (EXPENSE) INCOME, NET	(145)	23	182	120	180	(32)
OTHER (EXPENSE) INCOME, NET	(401)	(248)	(11)	390	(270)	183

PRETAX INCOME	18,963	27,265	29,186	(116,132)	(40,718)	14,943
PROVISION FOR INCOME TAXES	(6,068)	(8,840)	(9,413)	6,024	(18,297)	(4,483)

EFFECTIVE TAX RATE	32.0%	32.4%	32.3%	5.2%	-44.9%	30.0%
NET INCOME	$12,895	$18,425	$19,773	$(110,108)	$(59,015)	$10,460

Weighted Average Common Shares Outstanding (Diluted)	16,872	17,053	17,068	16,897	16,817	17,014

EARNINGS PER COMMON SHARE (Diluted)	$0.76	$1.08	$1.16	$(6.52)	$(3.51)	$0.61

EBIT	$19,108	$27,242	$29,004	$(116,252)	$(40,898)	$14,975
Depreciation	2,874	2,977	3,001	2,696	11,548	2,839
Amortization of intangibles	656	676	680	613	2,625	622

EBITDA	$22,638	$30,895	$32,685	$(112,943)	$(26,725)	$18,436

EBITDA AS A PERCENT OF SALES	12.8%	15.0%	15.7%	-55.9%	-3.4%	10.5%

CAPITAL EXPENDITURES	$2,851	$3,433	$3,878	$4,810	$14,972	$2,576

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2008					2009
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$(5,366)	$31,536	$(2,062)	$23,216	$47,324	$(7,928)
ADD: Capital expenditures	2,851	3,433	3,878	4,810	14,972	2,576
Dividends paid	626	631	631	634	2,522	657

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(1,889)	$35,600	$2,447	$28,660	$64,818	$(4,695)

NET (CASH) DEBT [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$(21,709)	$(46,796)	$(42,029)	$(69,195)	$(69,195)	$(49,519)
ADD: Cash & cash equivalents	42,690	38,835	35,177	47,473	47,473	36,113
Investments	4,036	31,590	29,376	34,872	34,872	36,991

TOTAL DEBT	$25,017	$23,629	$22,524	$13,150	$13,150	$23,585

DEBT AS % OF EQUITY	6%	5%	5%	4%	4%	7%

TOTAL DEBT	25,017	23,629	22,524	13,150	13,150	23,585

TOTAL SHAREHOLDERS’ EQUITY	446,379	465,958	470,888	333,622	333,622	341,860

EBIT [NET INCOME LESS INTEREST EXPENSE, NET]	$19,108	$27,242	$29,004	$(116,252)	$(40,898)	$14,975
LESS:
Interest expense, net	(145)	23	182	120	180	(32)
Provision for income taxes	(6,068)	(8,840)	(9,413)	6,024	(18,297)	(4,483)

NET INCOME	$12,895	$18,425	$19,773	$(110,108)	$(59,015)	$10,460

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS TAXES]	$22,638	$30,895	$32,685	$(112,943)	$(26,725)	$18,436
LESS:
Interest expense, net	(145)	23	182	120	180	(32)
Depreciation	(2,874)	(2,977)	(3,001)	(2,696)	(11,548)	(2,839)
Amortization	(656)	(676)	(680)	(613)	(2,625)	(622)
Provision for income taxes	(6,068)	(8,840)	(9,413)	6,024	(18,297)	(4,483)

NET INCOME	$12,895	$18,425	$19,773	$(110,108)	$(59,015)	$10,460

ADJUSTED INCOME, EXCLUDING SPECIAL CHARGES, NET OF TAX	$13,004	$18,425	$19,773	$19,026	$70,228	$9,666

LESS: Special charges, net of tax	(109)	—	—	(129,134)	(129,243)	794

NET INCOME	$12,895	$18,425	$19,773	$(110,108)	$(59,015)	$10,460

ADJUSTED WEIGHTED AVERAGE SHARES	16,872	17,053	17,068	17,010	17,005	17,014

Adjustment for anti-dilutive conversion of shares	—	—	—	113	188	—

Weighted average common shares outstanding (diluted)	16,872	17,053	17,068	16,897	16,817	17,014

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL CHARGES, NET OF TAX	$0.77	$1.08	$1.16	$1.12	$4.13	$0.57

LESS: Special Charges, net of tax impact on EPS	$(0.01)	$—	$—	$(7.64)	$(7.64)	$0.05

EARNINGS PER COMMON SHARE (Diluted)	$0.76	$1.08	$1.16	$(6.52)	$(3.51)	$0.61